EXHIBIT 5

                            SPRINT NEXTEL LETTERHEAD

                                  May 18, 2009

Board of Directors
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, KS 66251

     Re:     Sprint Nextel Corporation 1988 Employees Stock Purchase Plan

Ladies and Gentlemen:

         I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 80,000,000 shares of Common Stock, Series I, par value $2.00 per share (the "Shares"), of Sprint Nextel Corporation, a Kansas Corporation (the "Company"), issuable under the Company's 1988 Employees Stock Purchase Plan (as amended and restated as of April 1, 2009) (the "Plan").

         I have examined the corporate records of the Company (including the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date, originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and shareholders of the Company, and the Registration Statement) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original document of all documents submitted to me as copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Kansas, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. These opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based on the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of


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Regulation S-K under the Securities Act. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/ Timothy O'Grady
                                                     Timothy O'Grady